Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS PRELIMINARY NET CONTRACT RESULTS

RED BANK, NJ, February 28, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, today announced preliminary net contract results for the first quarter ended January 31, 2012.  The Company is providing this information in advance of meetings with investors at an upcoming investor conference.

Preliminary net contracts for the three months ended January 31, 2012, including unconsolidated joint ventures, increased 27% to 1,079 homes compared with 850 homes during the same quarter a year ago.  Additionally, the stronger net contract trends during the first quarter of fiscal 2012 have continued in the month of February.

At January 31, 2012, there were 220 active selling communities, including unconsolidated joint ventures, compared with 201 active selling communities at January 31, 2011 and 214 active selling communities at October 31, 2011.

The Company expects to announce its financial results for its fiscal 2012 first quarter on Wednesday, March 7, 2012.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2011 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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